EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-194456, 333-190366, 333-157132, 333-131496, 333-83731, 033-57793, 033-57795, and 33-57797) of Matthews International Corporation of our report dated November 24, 2015, relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
November 22, 2016